AMENDMENT TO LOAN AGREEMENT


That Loan Agreement (Revolving Line) dated December 17, 1993 and previously amended April 26, 1994, June 1, 1994, August 1, 1994, December 21, 1994, August 1, 1995 and June 1, 1996 between FEI Company and Key Bank of Oregon, is hereby amended as follows:

     SECTION 1.1 LOAN TERMS:

          The phrase "principal amount of $5,000,000.00 ("the Credit Limit") is amended to read "principal amount of $10,000,000.00 ("the Credit Limit").

     SECTION 1.1.(a) NON-CONFORMING LOAN TERMS:

          The phrase "$4,000,000.00" which refers to LIBOR advances is amended to read "$9,000,000.00" and the phrase "$5,000,000.00" which refers to the Credit Limit is amended to read "$10,000,000.00" wherever such phrases appear in this section.

     SECTION 1.5 LINE FEE.

          This section is amended to read: "Borrower shall pay to Bank a line fee of $3,000.00 for the increase in the credit line from $5,000,000.00 to $10,000,000.00 in full at signing of this renewal."

All other terms and conditions remain unchanged. A waiver by the Bank of any of its rights under the Note, Loan Agreement or any other loan documents on any one occasion shall not be construed as a waiver on any other occasion, nor shall it be construed as a waiver of any other of the Bank's rights.

Dated this 6th day of August, 1996.


FEI COMPANY                            KEY BANK OF OREGON


By:  FREDERICK A.M. GORDON             By:  THOMAS N. SCIARRETT
     -----------------------------          ------------------------------
     Frederick A. M. Gordon                 Thomas N. Sciarretta
     Controller                             Vice President